Exhibit 99.1
KATHERINE M. KANE (3776)
DEANNA CHANG
BETHANY ENGEL
Trial Attorneys
Environmental Enforcement Section
Environment and Natural Resources Division
U.S. Department of Justice
P.O. Box 7611, Ben Franklin Station
Washington, D.C. 20044
(202) 514-0414
SUSAN STEELE
Assistant United States Attorney
District of New Jersey
Peter Rodino Federal Building
970 Broad Street
Newark, NJ 07102
(973) 645-2920
Attorneys for the United States of America
IN THE UNITED STATES DISTRICT COURT
FOR THE DISTRICT OF NEW JERSEY

UNITED STATES OF AMERICA	)
Plaintiff,	)
)
v.	)
)
TRONOX, LLC,	)
Defendant.	)
COMPLAINT

     The United States of America, by authority of the Attorney General of the United States and through the undersigned attorneys, acting at the request of the United States Environmental Protection Agency (“EPA”), files this Complaint and alleges as follows:
STATEMENT OF THE CASE
     1. This is a civil action for recovery of response costs pursuant to Sections 107(a) of the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (“CERCLA”), 42 U.S.C. §§ 9607(a). The United States seeks recovery from the above-named defendant (“Defendant”) of costs incurred and to be incurred by the United States in response to releases or threatened releases of hazardous substances at or from the Federal Creosoting Superfund Site, located in the Borough of Manville, Somerset County, New Jersey (“Site”).
JURISDICTION AND VENUE
     2. This Court has jurisdiction over the subject matter of this action pursuant to Sections 107(a) and 113(b) of CERCLA, 42 U.S.C. §§ 9607(a) and 9613(b), and 28 U.S.C. §§ 1331 and 1345.
     3. Venue is proper in this judicial district pursuant to Section 113(b) of CERCLA, 42 U.S.C. § 9613(b), and 28 U.S.C. § 1391(b) and (c), because the claims arose, and the releases or threatened releases of hazardous substances occurred, in this district.
DEFENDANT
     4. Defendant Tronox, LLC is a limited liability company organized and existing under the laws of the State of Delaware.

     GENERAL ALLEGATIONS
Site Description and Background
     5. The Site is located in the Borough of Manville, Somerset County, New Jersey.
     6. The Site is located within the Raritan River watershed system. The Raritan River is located approximately 2,000 feet north and east of the Site and the Millstone River is located approximately 1,200 feet to the southeast. The Site is bordered to the west by commercial properties that line the east side of Main Street in Manville. To the north, on the opposite side of Norfolk Southern railroad tracks, land use consists of a variety of commercial and retail establishments. To the south, on the opposite side of CSX railroad tracks, the area is primarily residential.
     7. A creosote plant was operated on the Site from approximately 1910 to the mid-1950s.
     8. The real property comprising the Site was purchased by Federal Creosoting Company, an Indiana corporation, in 1909.
     9. A creosote plant at the Site began operating in 1910.
     10. Wood treatment activities at the 50-acre Site resulted in the production of creosote-contaminated sludges, sediments, process residuals, preservative drippings, and spent process liquid.
     11. Ownership of the creosote plant and all appurtenances thereto (“the plant”), and the real property at the Site was transferred, in 1927, to Federal Creosoting Company, a Delaware corporation, and operations continued at the Site until approximately 1955.

     12. From 1927, Federal Creosoting Company, the Delaware Corporation, was a subsidiary of American Creosoting Company.
     13. Federal Creosoting Company sold all of the property at the Site to its parent, American Creosoting Company in 1956.
     14. American Creosoting Company subsequently sold all of the property at the Site to American Creosoting Corporation.
     15. All of the real property at the Site was acquired by Stanley and Florence Rustic in 1957.
     16. In 1962, approximately 35 acres of the real property at the Site was sold to the Claremont Development Corporation, which re-developed this portion of the Site into a residential development.
     17. Subdivided properties were thereafter sold by the Claremont Development Corporation to individuals as personal residences through 1971.
     18. In 1965, ownership of the remaining 15 acres of real property was transferred from Stanley Rustic to Rustic Mall, Inc. This 15-acre portion of the Site was developed into a commercial mall (hereinafter “the mall property”).
     19. In 1973, a private partnership, named the Rustic Mall Shopping Center, purchased the mall property.
Relationship of Defendant to the Site
     20. Defendant is the successor to Federal Creosoting Company.

     21. In July 1956, American Creosoting Company sold its assets, including those of Federal Creosoting Company, a subsidiary of American Creosoting Company, to Union Bag & Paper Corporation, now known as Union Camp Corporation (“Union Camp”).
     22. At the time of the asset purchase, Union Camp created a company, American Creosoting Corporation, to receive all of the assets of American Creosoting Company.
     23. Among the assets purchased from American Creosoting Company by Union Camp was 100% of the stock of Federal Creosoting Company, which thereafter operated as a subsidiary of American Creosoting Corporation.
     24. In 1959, American Creosoting Corporation liquidated Federal Creosoting Company and thereby assumed the liabilities of, and/or merged with, Federal Creosoting Company.
     25. In 1964, Kerr-McGee Oil Industries purchased 100% of the stock of American Creosoting Corporation from Union Camp.
     26. In 1965, American Creosoting Corporation changed its name to Moss American, Inc. (“Moss American”).
     27. In 1965, Kerr-McGee Oil Industries changed its name to Kerr-McGee Corporation.
     28. In 1974, Moss American was merged into Kerr-McGee Chemical Corporation, a Kerr-McGee Corporation subsidiary.
     29. In 1998, Kerr-McGee Chemical Corporation merged into Kerr-McGee Chemical LLC.

     30. On September 15, 2005, Kerr-McGee Chemical LLC changed its name to Tronox LLC.
Site Cleanup and Enforcement Activities
     31. In October 1997, EPA initiated a Site investigation to determine the extent of creosote contamination in the soils.
     32. Investigations within the residential Claremont Development were expanded in February 1998 to focus on contamination in surface soils and to determine the risk associated with exposure to the surface soils.
     33. EPA determined that some residential properties contained surface soils with elevated levels of creosote, and initiated a removal action at 19 properties to limit the potential for contact with contamination.
     34. The Site was proposed for inclusion on the National Priorities List (“NPL”) on July 27, 1998, and was formally added to the NPL on January 19, 1999. The NPL is a list of national priorities among the known releases or threatened releases of hazardous substances, pollutants, or contaminants throughout the United States. See 42 U.S.C. § 105(a)(8)(B).
     35. EPA investigations confirmed that creosote was disposed of in soils in the former canal and lagoon areas of the Site.
     36. EPA confirmed that groundwater near both lagoon areas is contaminated with creosote, or constituents thereof.
     37. The contaminants of concern at the Site are hazardous substances associated with creosote, including carcinogenic polycyclic aromatic hydrocarbons (“PAHs”).
     38. Remediation of the Site is being addressed in three Operable Units (“OUs”).

     39. The Record of Decision (“ROD”) for the first OU (“OU-1) was issued on September 28, 1999.
     40. The remedy selected in the ROD for OU-1 included permanent relocation of residents from certain properties on the Site and excavation of contaminated soil from areas of the Site.
     41. The ROD for the second OU (“OU-2”) was issued in September 2000.
     42. The remedy selected in the ROD for OU-2 included additional excavation of contaminated soil on the Site.
     43. The ROD for the third OU (“OU-3”) was issued on September 30, 2002.
     44. The remedy selected in the ROD for OU-3 included continued excavation of contaminated soil at the Site, and the implementation of a long-term groundwater sampling and analysis program at the Site.
     45. To date, EPA has remediated, i.e. cleaned up, 93 residential properties, and excavated and removed over 451,000 tons of contaminated soil from these properties at the Site.
SPECIFIC ALLEGATIONS
     46. The Site is a location where hazardous substances have been deposited, stored, disposed of, placed or otherwise come to be located, and thus is a “facility” within the meaning of Section 101(9) of CERCLA, 42 U.S.C. § 9601(9).
     47. There have been “releases” or “threatened releases” of “hazardous substances,” within the meaning of Sections 101(14), 101(22) and 107(a) of CERCLA, 42 U.S.C. §§ 9601(14), 9601(22), 9607(a), into the environment at and from the Site.

     48. Defendant in this action is a “person,” within the meaning of Sections 101(21) and 107(a) of CERCLA, 42 U.S.C. §§ 9601(21), 9607(a).
     49. Federal Creosoting Company was the “owner” and/or “operator” of the Site at the time of disposal of hazardous substances, under Section 107(a)(2) of CERCLA, 42 U.S.C. § 9607(a)(2).
     50. The Defendant is the successor in interest to the former owner and/or operator of the Site, Federal Creosoting Company, and is thereby liable for all costs of removal and remedial action (i.e. response costs) incurred and to be incurred not inconsistent with the National Oil and Hazardous Substances Pollution Contingency Plan (“NCP”), under Section 107(a) of CERCLA, 42 U.S.C. § 9607(a), and 40 C.F.R. Part 300, as an “owner or operator” of the Site at the time of disposal of hazardous substances, under Section 107(a)(2) of CERCLA, 42 U.S.C. § 9607(a)(2).
     51. The United States, as of June 15, 2008, has incurred at least $280 million in unreimbursed “response costs,” within the meaning of Section 101(25) of CERCLA, 42 U.S.C. § 9601(25), excluding interest, related to the release or threatened release of hazardous substances at the Site, and the United States has and will continue to incur such costs.
     52. The response costs related to the’ Site which were incurred by the United States are not inconsistent with the NCP.
CLAIM FOR RELIEF
(Recovery of Response Costs)
     53. The United States realleges and incorporates Paragraphs 1 through 52 as if fully set forth herein.
     54. Section 107(a) of CERCLA, 42 U.S.C. § 9607(a), provides:

Notwithstanding any other provision or rule of law, and subject only to the defenses set forth in subsection (b) of this Section-
     (2) any person who at the time of disposal of any hazardous substance owned or operated any facility at which such hazardous substances were disposed of,....
shall be liable for —
     (A) all costs of removal or remedial action incurred by the United States Government... not inconsistent with the national contingency plan;....
The amounts recoverable in an action under this section shall include interest on the amounts recoverable under subparagraphs (A) through (D).
     55. Pursuant to Section 107(a) of CERCLA, 42 U.S.C. § 9607(a), the herein-named Defendant is jointly and severally liable to the United States for all response costs it has incurred and will incur not inconsistent with the NCP with respect to the Site.
     56. Pursuant to Section 113(g)(2) of CERCLA, 42 U.S.C. § 9613(g)(2), the United States is entitled to a declaratory judgment that the herein-named Defendant is jointly and severally liable to the United States, under Section 107(a) of CERCLA, 42 U.S.C. § 9607(a), for future response costs to be incurred by the United States with respect to the Site not inconsistent with the NCP.
PRAYER FOR RELIEF
     WHEREFORE, Plaintiff United States of America prays that this Court:
     A. Enter judgment in favor of the United States, pursuant to Section 107(a) of CERCLA, 42 U.S.C. § 9607(a), holding the herein-named Defendant jointly and severally liable for unrecovered costs incurred by the United States with respect to the Site, plus interest thereon;

     B. Enter a declaratory judgment, pursuant to Section 113(g)(2) of CERCLA, 42 U.S.C. § 9613(g)(2), against Defendant on liability for response costs or damages that will be binding on any action or subsequent actions to recover further response costs, plus interest thereon;
     C. Award the United States its costs of this action; and
     D. Grant the United States such other and further relief as the Court deems just and proper.

Respectfully submitted,

RONALD J. TENPAS
Assistant Attorney General
Environment and Natural Resources Division
United States Department of Justice
Washington, D.C. 20530

/s Katherine M. Kane
KATHERNIE M. KANE
DEANNA CHANG
BETHANY ENGEL
Trial Attorneys
Environmental Enforcement Section
Environment and Natural Resources Division
United States Department of Justice
P.O. Box 7611
Ben Franklin Station
Washington, D.C. 20044
(202) 514-0133

CHRISTOPHER J. CHRISTIE
UNITED STATES ATTORNEY
DISTRICT OF NEW JERSEY

SUSAN STEELE
Assistant United States Attorney
District of New Jersey
Peter Rodino Federal Building
970 Broad Street
Newark, NJ 07102
(973) 645-2920
Attorneys for the United States of America
OF COUNSEL:
ELIZABETH LaBLANC
Assistant Regional Counsel
U.S. Environmental Protection Agency
Region II
290 Broadway
New York, New York 10007-1866